WSFS FINANCIAL CORPORATION

For Release:       August 7, 2003                       Contact:  Mark A. Turner
                                                                  (302) 571-7160
                                                               838 Market Street

                                 WSFS AUTHORIZES
                        ADDITIONAL STOCK REPURCHASE PLAN


         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, today announced that its Board of Directors has approved an open authorization to repurchase up to an additional 10% of its outstanding shares of common stock, or approximately 748,000 shares.

         Management has nearly completed the repurchase of the 820,000 shares authorized by the Board in February 2003. In 2003, WSFS has repurchased 1,280,600 shares or 14.8% of the outstanding shares at an average price of $34.78. WSFS has purchased approximately 51.5% of its outstanding shares at an average price of $17.46 since its repurchase programs began in 1996.

         WSFS Financial Corporation is a $2.0 billion financial services company. Its principal subsidiary, Wilmington Savings Fund Society, FSB, operates 22 retail banking offices in Delaware and Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, and WSFS Investment Group, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #